Exhibit 10.1

                       EQUITY AND CLAIM TRANSFER AGREEMENT


Party A: Jilin Tian Yao Science and Technology Limited Company

Legal Representative: Ms. Lianqin Qu

Party B: Jilin Henghe Weikang Pharmaceuticals Limited

Legal Representative: Mr. Ligeng Shi

     Party A and Party B has made the following agreement on the transfer of Jilin Huangzhihua Pharmaceuticals Limited (formerly Jilin Yicaotang Pharmaceutical Co., Ltd., herein referred to as "HZH") shares and other related matters:

     1. Contract Object

     Party A agrees to transfer to Party B,

     the rights and obligations Party A entitles in the EQUITY AND CLAIM TRANSFER AGREEMENT signed with Mr. Daojun Wang on May 11, 2007;

     the rights and obligations Party A entitles in the STOCK PLEDGE AGREEMENT signed on May 11, 2007.

     2. Party B's rights and obligations

     After Party A has transferred the rights and obligations described in section 1 to Party B, Party B will be entitled to exercise these rights and assume the obligations.

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     3. Consideration and Payment

     1) Consideration

     Party B agrees to pay RMB8,400,000 to Party A in exchanges of the rights and obligations described in section 1.

     2) Method of Payment and the Transfer of the Contract Object

     Party B agrees to remit part of the total payment for the Contract Object on August 15, 2008. Party B agrees to remit not less than RMB5,000,000 to Party A by December 30, 2008. The Contract Object shall be transferred to Party B once Party B has remitted the payment of RMB5,000,000. After Party B has made the payment of RMB5,000,000, Party B will be entitled to the shareholder's rights of HZH. Party B will be obligate to the compensation for Mr. Daojun Wang. Party A will be obligate to assist the transfer of the Contract Object.

     After Party A has transferred the Contact Object to Party B, Party B agrees to remit RMB3,400,000 to Party A by April 30, 2009. When Party A received the remittance, Party A will transfer its 95% shares of HZH to Party B. Party A shall assist Party B on the registration of the transfer until it is done.

     If Party A does not execute the transfer after it receives the full payment, Party A shall conpensate Party B with twice the payment. If Party B

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failed to make payment on the set date, Party B shall be charged interest of
0.2% per day on the remaining balance.

     4. Party A's rights and obligations

     After signing this agreement and receiving RMB1,000,000 of the transfer payment from Party B, Party A promises to not transfer the shares of HZH to any third party. When Party B's payment to Party A reached RMB5,000,000, Party B shall be entitled to the rights and obligations described in section 1, Party A will notice Mr. Daojun Wang its decision to withdraw its shares of HZH, appoint Mr. Ligeng Shi as the general manager of HZH, audit HZH's account and arrange to compensate Mr. Daojun Wang for his investment on HZH. During HZH's operation lead by Mr. Ligeng Shi, HZH will be responsible for its own liabilities. After Party B made the full payment, Party A agrees to transfer the shares of HZH to Party B. Party B shall be responsible for the transfer fees.

     5. After the transfer of the shares of HZH to Party B, HZH shall assume all its liabilities before the transfer.

     6. Party A and Party B may arrange and sign supplement agreements, supplement agreements shall be part of this agreement.

     7. This agreement has four copies, Party A and Party B each holds two copies.

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     8. This agreement is effective when Party A and Party B both signed and stamped. This agreement is signed and stamped on August 16, 2008 in Changchun, Jilin.


Party A: Jilin Tian Yao Science and Technology Limited Company


/s/ Lianqin Qu
------------------------------------
Legal Representative: Ms. Lianqin Qu

Party B: Jilin Henghe Weikang Pharmaceuticals Limited


/s/ Ligeng Shi
------------------------------------
Legal Representative: Mr. Ligeng Shi


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